Exhibit 10.3

TERMINATION AGREEMENT

This Termination Agreement, dated as of September 17, 2017, is entered into by and between Committed Capital Acquisition Corporation II, a Delaware corporation (the “Company”) and Serruya Private Equity (“SPE”).

In connection with that certain stock purchase agreement that is contemplated to be entered into by and among the Company, certain sellers of its securities, and CCAC II, LLC as purchaser, a form of which is attached hereto as Exhibit A, the parties hereto join in and consent to this instrument terminating the term sheet that was previously entered into by and between the Company and SPE (the “Term Sheet”), a copy of which is attached hereto as Exhibit B, effective as of the date set forth above, and agree that, from and after said date, the Term Sheet shall be of no further force or effect.

This document may be executed in counterparts, each of which shall be deemed an original. It shall take effect as a sealed instrument and be governed by and construed in accordance with the law of State of New York, without giving effect to the conflict of law principles thereof.

COMMITTED CAPITAL ACQUISITION CORPORATION II

By:	/S/ MICHAEL RAPOPORT
Title:

SERRUYA PRIVATE EQUITY

By:	/S/ MICHAEL SERRUYA
Title: